Filed Pursuant to Rule 424(b)(2)
Registration Statement 333-295954

PROSPECTUS SUPPLEMENT

Up to $50,000,000

Class A Common Stock

Cibus, Inc. has entered into an Open Market Sale AgreementSM, or the Sales Agreement, with Jefferies LLC, or Jefferies, relating to the sale of shares of its Class A Common Stock, par value $0.0001 per share, or the Class A Common Stock, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, Cibus may, pursuant to this prospectus supplement and the accompanying prospectus, offer and sell shares of Cibus’ Class A Common Stock having an aggregate offering price of up to $50,000,000 from time to time through Jefferies, acting as agent.

The Company’s Class A Common Stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “CBUS.” On May 21, 2026, the last reported sale price of Cibus’ Class A Common Stock on Nasdaq was $1.38 per share.

Sales of Cibus’ Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, or the Securities Act. Jefferies is not required to sell any specific amount of Cibus’ Class A Common Stock, but will act as the Company’s sales agent and use commercially reasonable efforts to sell on Cibus’ behalf all of the shares of Class A Common Stock requested to be sold by Cibus, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and Cibus. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cibus also may sell shares of its Class A Common Stock to Jefferies, as principal for Jefferies’ own account, including a block trade, at a price per share of Cibus’ Class A Common Stock agreed upon at the time of sale. If Cibus sells shares of Class A Common Stock to Jefferies, as principal, Cibus will enter into a separate terms agreement with Jefferies, and the Company will describe the agreement in a separate prospectus supplement or pricing supplement.

Jefferies will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to 3.0% of the gross sales price per share of Class A Common Stock sold. See “Plan of Distribution” beginning on page S-19 for additional information regarding Jefferies’ compensation. In connection with the sale of shares of Class A Common Stock on Cibus’ behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. Cibus has also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, or the Exchange Act.

Investing in Cibus’ Class A Common Stock involves a high degree of risk. Before making an investment decision, please read the information in the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is May 22, 2026.

Prospectus Supplement

Base Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless indicated otherwise, references in this prospectus to “Cibus” and the “Company” or similar terms are to Cibus, Inc.

This prospectus supplement and the accompanying prospectus are part of a registration statement that Cibus filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when Cibus refers to this prospectus, it is referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Cibus further notes that the representations, warranties and covenants made by Cibus in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of Cibus’ affairs.

Cibus has not authorized, and Jefferies has not authorized, anyone to provide you with information that is different from the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and any free writing prospectus prepared by Cibus or on its behalf or to which Cibus has referred you. Cibus and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, or in any free writing prospectus that Cibus has authorized for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of Cibus’ securities. Cibus’ business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, as well as in any free writing prospectus that Cibus has authorized for use in connection with this offering, in making your investment decision. You should also read and consider the information in the documents to which Cibus has referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

Cibus is offering to sell, and seeking offers to buy, the shares of Class A Common Stock offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of Class A Common Stock offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in

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connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain market data and industry statistics and forecasts that are based on independent industry publications, other publicly available information and Cibus’ internal sources and estimates. Although Cibus believes that third-party sources are reliable, Cibus does not guarantee the accuracy or completeness of the information extracted from these sources and Cibus has not independently verified such information. Similarly, while Cibus believes its management estimates to be reasonable, they have not been verified by any independent sources. These estimates regarding market and industry data presented or incorporated by reference in this prospectus involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Forecasts and other forward-looking estimates about Cibus’ industry or Cibus’ performance within Cibus’ industry are subject to the risks and uncertainties regarding forward-looking statements described under the caption “Cautionary Note Regarding Forward-Looking Statements.” Accordingly, investors should not place undue reliance on this information.

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SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and accompanying prospectus, and any related free writing prospectus, including the risks of investing in Cibus’ securities discussed in the section titled “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including Cibus’ financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

Company Overview

Cibus is a leading agricultural biotechnology company that primarily uses proprietary gene editing technologies to develop plant traits, which are specific genetic characteristics in the DNA of a plant’s seed. Plant traits, or characteristics, influence how a resulting plant functions and/or interacts with its environment. Cibus produces these edited plant traits by a unique process that is endeavoring to change the scale and speed of plant breeding for many major agricultural crops. Over the course of its history, Cibus has developed a proprietary time bound and predictable gene editing platform referred to as the Rapid Trait Development System™ (“RTDS®”). This system allows the Company to edit gene targets that are the basis of novel traits that can be integrated into its customers’ best or elite seed genetics in as little as one year. The Company’s primary trait business opportunities continue to broaden as key jurisdictions around the world more closely align gene editing regulatory policies with those already in place for conventional breeding.

In the near term, Cibus’ priority pipeline program centers on Rice herbicide tolerance (HT) traits. Alongside its Rice program, Cibus also continues to advance its sustainable ingredients program, including lauric oils and bio fragrance products, the development of which is currently partially partner-funded and/or supported by a consumer-packaged goods partner. Management estimates that Cibus’ bio-fragrance business has a peak annual revenue potential of approximately $20-40 million, within a global bio-fragrance industry that has the potential to grow to become an approximately $75 billion market by 2030. The Company retains the rights to the remainder of its productivity trait portfolio and will opportunistically pursue partner-funded projects in such traits until such time as the Company’s capital resources are sufficient to efficiently support a more robust development effort.

Corporate Structure

Cibus, Inc. is a holding company with substantially all of its assets and operations conducted through Cibus Global, LLC (“Cibus Global”) and its subsidiaries. The Company’s sole material asset consists of its interest in Cibus Global. Cibus, Inc. is the sole managing member of Cibus Global and is responsible for all operational, management and administrative decisions relating to Cibus Global’s business and consolidates the financial results of Cibus Global and its subsidiaries.

Implications of Being a Smaller Reporting Company

Cibus, Inc. is a “smaller reporting company” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”). The Company may continue to be a smaller reporting company even though the Company no longer qualifies as an “emerging growth company.” As a smaller reporting company, the Company is exempt from the auditor attestation requirements of the Sarbanes-Oxley Act of 2002 and may also take advantage of certain scaled disclosure accommodations. The Company may remain a smaller reporting company until the fiscal year following the determination that its common stock held by non-affiliates is $250 million or more (measured on the last business day of the Company’s second fiscal quarter) or its annual revenues are $100 million or more during the most recently completed fiscal year and the Company’s common stock held by non-affiliates is $700 million or more (measured on the last business day of the Company’s second fiscal quarter).

Company Information

The Company’s Class A Common Stock trades on Nasdaq under the symbol “CBUS.” The Company’s principal executive offices are located at 6455 Nancy Ridge Drive, San Diego, CA 92121 and its telephone number is (858) 450-0008. Cibus’ filings with the SEC are posted on its corporate website at www.cibus.com. The information found on the Company’s website is not part of this prospectus supplement.

THE OFFERING

Class A Common Stock Offered by Cibus in this Offering	Shares of Cibus’ Class A Common Stock having an aggregate offering price of up to $50,000,000.

Shares to be Outstanding After This Offering	Up to 109,679,069 shares of Class A Common Stock and no shares of Class B Common Stock, $0.0001 par value (the “Class B Common Stock”), assuming the sale of 33,333,333 shares of Class A Common Stock in this offering at an assumed offering price of $1.50 per share. The actual number of shares of Class A Common Stock issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through Jefferies, who is acting as sales agent. See “Plan of Distribution” on page S-19.

Use of Proceeds	Cibus’ management will retain broad discretion regarding the allocation and use of the net proceeds. Cibus currently intends to use the net proceeds from this offering for working capital and general corporate purposes, including to fund further development of its weed management traits in Rice and facilities-related costs and expenses. See the section titled “Use of Proceeds.”

Risk Factors	Investment in the Company’s Class A Common Stock involves a high degree of risk. You should read the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of Class A Common Stock.

Nasdaq Capital Market Symbol	The Class A Common Stock is traded on Nasdaq under the symbol “CBUS.”

The number of shares to be outstanding after this offering is based on 76,345,736 shares of Class A Common Stock (inclusive of 62,641 shares of restricted Class A Common Stock, which are outstanding, subject to vesting conditions) and no shares of Class B Common Stock outstanding as of March 31, 2026 and excludes, in each case as of that date (unless otherwise indicated):

•	1,434,633 shares of Class A Common Stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $27.48 per share;

•	1,171,264 shares of Class A Common Stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	5,305,236 shares of Class A Common Stock reserved for future issuance under the Company’s equity compensation plan;

•	158,483 shares of Class A Common Stock issuable upon exercise of outstanding common warrants to purchase Class A Common Stock, each with an exercise price of $69.04 per share of Class A Common Stock;

•

1,298,040 shares of Class A Common Stock issuable upon exercise of outstanding common warrants to purchase Class A Common Stock, of which 1,198,040 have an exercise price of $2.50 per share and 100,000 have an exercise price of $10.00 per share;

•	9,040,000 shares of Class A Common Stock issuable upon exercise of outstanding common warrants, each with an exercise price of $2.50 per share of Class A Common Stock; and

•	400,000 shares of Class A Common Stock issuable upon exercise of outstanding pre-funded warrants, each with an exercise price of $0.0001.

Unless otherwise stated, information in this prospectus supplement assumes no further exercise of outstanding options or warrants and no future issuances by Cibus of shares of its Class A Common Stock or securities convertible into or exercisable for Cibus’ Class A Common Stock, including as part of any future offerings of such securities.

RISK FACTORS

You should consider carefully the risks described below and those risk factors described under the heading “Item 1.A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as may be updated by Cibus’ subsequent filings under the Exchange Act that are incorporated by reference in this prospectus supplement, in their entirety, together with other information in this prospectus supplement and the information and documents incorporated by reference in this prospectus supplement and any free writing prospectus that Cibus may authorize for use in connection with this offering before you make a decision to invest in the Company’s securities. If any of these risks actually occur, Cibus’ business, operating results, prospects or financial condition could be harmed. This could cause the trading price of the Class A Common Stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus supplement are not the only ones the Company faces. Additional risks not currently known to Cibus or that the Company currently deems immaterial may also affect Cibus’ business operations and financial performance. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to the Offering

You may experience immediate dilution in the net tangible book value per share of the Class A Common Stock you purchase.

The offering price per share in this offering may exceed the net tangible book value (deficit) per share of Class A Common Stock outstanding prior to this offering. Assuming that an aggregate of 33,333,333 shares of Class A Common Stock are sold at an assumed price of $1.50 per share for aggregate net proceeds of approximately $48.2 million, after deducting commissions and estimated initial offering expenses payable by the Company, you would experience immediate dilution of $3.14 per share, representing the difference between Cibus’ as adjusted net tangible book deficit per share of Class A Common Stock as of March 31, 2026, after giving effect to this offering and the assumed public offering price. The dilution information provided in this prospectus supplement is as of March 31, 2026. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

Cibus’ ability to continue as a going concern will depend on its ability to obtain additional financing in the near term.

As of March 31, 2026, the Company had $30.3 million of cash and cash equivalents. Current liabilities were $13.9 million as of March 31, 2026.

In the absence of significant additional financing, there will likely continue to be substantial doubt about Cibus’ ability to continue as a going concern. To finance Cibus’ continued operations under its current business plan over the next 12 months, Cibus will need to raise additional capital. Such financing may not be available within Cibus’ required timeframes, on acceptable terms, or at all. Furthermore, the Company’s ability to raise additional capital may be limited by applicable SEC rules and Nasdaq shareholder approval requirements.

In light of the foregoing needs and constraints on the Company’s capital resources, its Board of Directors will, together with its professional advisors, continue to evaluate a full range of strategic alternatives to maximize shareholder value, which may include potential equity or debt financing transactions, business combination transactions (including an acquisition or merger transaction), sales of assets, licensing, and other strategic transactions. Certain potential strategic transaction alternatives could (i) result in substantial additional dilution to existing stockholders, (ii) result in the issuance of securities with preferences over Cibus’ existing Common Stock, (iii) subject the Company to covenants that impose operational restrictions, (iv) require it to relinquish potentially valuable rights to pipeline traits or proprietary technologies, (v) result in the granting of licenses on terms that are not favorable to the Company, or (vi) have a material adverse effect on the market price of the Class A Common Stock.

If Cibus fails to obtain substantial funding or consummate a strategic transaction in the next several months and is unable to continue as a going concern, it may be required to discontinue or delay one or more of its development programs or to wind-down its business through the initiation of bankruptcy proceedings. In the event of a wind-down, it is likely that holders of Cibus’ Common Stock will lose all or part of their investment. If Cibus seeks additional financing to fund its business activities in the future and there is substantial doubt about its ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to Cibus on commercially reasonable terms or at all.

You may experience future equity dilution as a result of future securities offerings.

Cibus expects in the future to seek to raise additional equity financing, including through the offer of additional shares of Class A Common Stock or other securities convertible into or exchangeable for Class A Common Stock. Such additional equity offerings may occur in the near term. Sales of shares of Class A Common Stock would result in dilution to Cibus’ stockholders.

Cibus cannot assure you that it will be able to sell shares of Class A Common Stock or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which Cibus sells additional shares of Class A Common Stock or other securities convertible into or exchangeable for Class A Common Stock in future transactions may be higher or lower than the price per share in this offering.

Furthermore, if outstanding options or warrants are exercised, you could experience further equity dilution. As of March 31, 2026, approximately 6.0 million shares of Class A Common Stock were either subject to vesting restrictions, issuable upon exercise of outstanding options, issuable upon vesting and settlement of outstanding restricted stock units, issuable upon exercise of outstanding common warrants or reserved for future issuance under the Plan and are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules. Cibus also has 400,000 outstanding pre-funded warrants, which are included in the calculation of earnings per share for accounting purposes.

If Cibus’ large stockholders sell a substantial number of shares of Class A Common Stock in either the private or public markets, the market price of the Class A Common Stock could decrease materially. The perception in the public market that these stockholders might sell Class A Common Stock could also depress the market price of the Class A Common Stock and could impair Cibus’ future ability to obtain capital, especially through an offering of equity securities.

Additionally, shares of Class A Common Stock issued or issuable under Cibus’ equity incentive plans to employees and directors have been registered on Form S-8 registration statements and may be freely sold in the public market upon issuance.

The actual number of shares of Class A Common Stock Cibus will issue under the Sales Agreement at any one time or in total is uncertain.

Cibus has not committed to sell any specific number of shares of Class A Common Stock under the Sales Agreement. The number of shares of Class A Common Stock that are sold in this offering will be determined by Cibus during the pendency of the Sales Agreement based on, among other things, market conditions and the market price of Class A Common Stock. Accordingly, it is not possible to predict the number of shares of Class A Common Stock that will ultimately be issued under the Sales Agreement, if any Class A Common Stock is issued thereunder.

Cibus’ management will have broad discretion over the use of the proceeds the Company receives in this offering and might not apply the proceeds in ways that increase the value of your investment.

Cibus’ management will have broad discretion to use the net proceeds from this offering, and you will be relying on the judgment of Cibus’ management regarding the application of these proceeds. You will not have the opportunity to influence Cibus’ decisions on how to use the proceeds, and Cibus may not apply the net proceeds of this offering in ways that increase the value of your investment. Because of the number and variability of factors that will determine Cibus’ use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by Cibus’ management to apply these funds effectively could harm the Company’s business. Pending their use, Cibus intends to invest the net proceeds from this offering in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government in accordance with the Company’s investment policy. These investments may not yield a favorable return to Cibus’ stockholders. If Cibus does not invest or apply the net proceeds from this offering in ways that enhance stockholder value, Cibus may fail to achieve expected financial results, which could cause its stock price to decline.

Cibus has not paid dividends in the past and does not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of the Class A Common Stock.

Cibus has never paid dividends and does not anticipate paying dividends in the foreseeable future. The payment of dividends will depend on Cibus’ earnings, capital requirements, financial condition, prospects and other factors Cibus’ board of directors may deem relevant. If Cibus does not pay dividends, the Class A Common Stock may be less valuable because a return on your investment will only occur if the price per share of Class A Common Stock appreciates and you sell the Class A Common Stock thereafter.

The United States net operating loss carryforwards and certain other tax attributes of Cibus may be subject to limitations, including as a result of this offering.

As of December 31, 2025, Cibus had approximately $570.8 million of net operating loss carryforwards (NOLs) for federal and state income tax purposes, which may be available to offset federal and state income tax liabilities in the future. In addition, Cibus may generate additional NOLs in future years. Cibus established a full valuation allowance for its deferred tax assets, including NOLs, due to the uncertainty that enough taxable income will be generated to utilize the assets.

In general, a corporation’s ability to utilize its NOLs may be limited if it experiences an “ownership change” as defined in Section 382 of the Code. An ownership change generally occurs if certain direct or indirect five percent shareholders increase their aggregate percentage ownership of a corporation’s stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change. If a corporation experiences an ownership change, the corporation will be subject to an annual limitation that applies to the amount of pre-ownership change NOLs that may be used to offset post-ownership change taxable income. This limitation is generally determined by multiplying the value of the corporation’s stock immediately before the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may, subject to certain limits, be carried over to later years, and the limitation may under certain circumstances be increased by built-in gains in the assets held by such corporation at the time of the ownership change. Similar rules and limitations may apply for state income tax purposes.

The Company completed a Section 382 analysis through December 31, 2023, and it was determined that the Company experienced an IRC 382 cumulative shift as of May 31, 2023, as a result of its merger with Cibus Global. The Company completed an additional analysis through each of December 31, 2025 and 2024, to determine if any additional cumulative shifts have occurred and concluded no Section 382 ownership change was identified in 2025 or 2024. For financial statement purposes, the Company has included the federal and state NOLs and R&D credit in the schedule of deferred tax assets offset with a full valuation allowance. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by historical ownership changes will not impact the Company’s effective tax rate in the future. There is no assurance that Cibus will not experience additional ownership changes under Section 382 that would further limit or possibly eliminate its ability to use its NOLs. Cibus may experience ownership changes as a result of shifts in the direct or indirect ownership of its stock (including as a result of securities sold in this offering and/or in prior offerings), some of which may be outside of its control. There is also a risk that future legal or regulatory changes may limit Cibus’ ability to use current or future NOLs to offset its future federal income tax liabilities.

The market price of the Class A Common Stock has been and could remain volatile, which could adversely affect the market price of the Class A Common Stock.

The market price of the Class A Common Stock has experienced, and may continue to experience, volatility in response to various factors. Between the closing date of Cibus’ merger with Cibus Global on May 31, 2023 and May 21, 2026, the closing price of the Class A Common Stock on Nasdaq fluctuated from a high of $31.50 per share to a low of $1.16 per share. Some factors that may cause the market price of the Class A Common Stock to fluctuate include Cibus’ perceived prospects or the perceptions of the market of the Company’s pipeline, new products or technologies, changes in securities analysts’ recommendations or earnings estimates and Cibus’ ability to meet such estimates, changes in general conditions in the economy or the financial markets, capital raising activity and other developments affecting Cibus or its competitors.

These and other market and industry factors may cause the market price and demand for the Class A Common Stock to fluctuate substantially, regardless of Cibus’ actual operating performance, which may limit or prevent investors from readily selling their Class A Common Stock at a favorable price or at all and may otherwise negatively affect the liquidity of the Class A Common Stock.

The Class A Common Stock offered hereby will be sold at other than fixed prices, and investors who buy shares of Class A Common Stock at different times will likely pay different prices.

Because the sales of Class A Common Stock offered hereby will be made at other than fixed prices from time to time, the prices at which Cibus sells these shares of Class A Common Stock will vary and these variations may be significant. Investors who participate in this offering at different times will likely pay different prices. Cibus will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sale price. Investors may experience a decline in the value of their investment as a result of sales made at prices lower than the prices they paid.

If securities or industry analysts do not publish research or reports about Cibus’ business, or if they issue adverse or misleading opinions regarding the Company’s Class A Common Stock, the price of the Class A Common Stock and trading volume could decline.

The trading market for the Class A Common Stock will be influenced by the research and reports that industry or securities analysts publish about Cibus or its business. If any of the analysts who cover Cibus issue an adverse or misleading opinion regarding the Company, its business model, its intellectual property or the performance of the Class A Common Stock, or if Cibus’ operating results fail to meet the expectations of analysts, including such analysts’ expectations regarding revenue timing or amounts, the price of the Class A Common Stock would likely decline. If one or more of these analysts cease coverage of Cibus or fail to publish reports on Cibus regularly, Cibus could lose visibility in the financial markets, which in turn could cause the price of the Class A Common Stock or trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement contains or incorporates by reference “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

The Company has made these forward-looking statements in reliance on the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance or achievements. In some cases, you can identify these statements by forward-looking words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “scheduled,” “should,” “targets,” “will,” “would,” or the negative of these terms and other similar terminology. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements in this prospectus supplement include statements about the Company’s future financial performance, including its liquidity and capital resources, cost saving initiatives and their impact on annual cash burn rates, cash runway, and its ability to continue as a going concern; the advancement, timing and progress of the Company’s platform development and trait development in crop platforms; the ability to obtain partner funding to support its non-Rice productivity trait portfolio; the anticipated timing for the presentation of data related to trait development and other operational activities; the timeframes for transferring traits in customers’ elite germplasm; the timeframe for commercialization of germplasm with the Company’s traits by seed company customers; the timing for, and degree of, adoption by farmers of germplasm with the Company’s traits following commercialization; the capacity of the Company’s productivity traits to deliver competitive yield improvements; the ability of gene editing to address climate change at scale; the timing and nature of regulatory developments relating to gene editing; the market opportunity for the Company’s plant traits, including the number of addressable acres, and the trait fees that the Company expects to receive; and the Company’s ability to enter into and maintain significant collaborations and commercial relationships. These and other forward-looking statements are predictions and projections about future events and trends based on the Company’s current expectations, objectives, and intentions and are premised on current assumptions.

The Company’s actual results, level of activity, performance or achievements could be materially different from those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to:

•	the Company’s need for additional near term funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all;

•	changes in expected or existing competition;

•	challenges to the Company’s intellectual property protection and unexpected costs associated with defending intellectual property rights;

•	increased or unanticipated time and resources required for the Company’s development efforts for its priority opportunities in Rice and biofragrance products and sustainable ingredients;

•	the Company’s reliance on third parties in connection with its development activities and for commercialization;

•	challenges associated with the Company’s ability to effectively license its productivity traits and sustainable ingredient products;

•	the risk that farmers do not recognize the value in germplasm containing the Company’s traits or that farmers and processors fail to work effectively with crops containing the Company’s traits;

•	delays or disruptions in the Company’s platform or trait product development efforts;

•	the inability to identify partners to fund the Company’s non-Rice productivity trait portfolio;

•	challenges that arise in respect of the Company’s production of high-quality plants and seeds cost effectively on a large scale;

•	the Company’s dependence on distributions from Cibus Global to pay taxes and cover its corporate and overhead expenses;

•	regulatory developments that disfavor or impose significant burdens on gene editing processes or products;

•	delays and uncertainties regarding regulatory developments in the European Union;

•	the Company’s ability to achieve commercial success;

•	commodity prices and other market risks facing the agricultural sector;

•	technological developments that could render the Company’s technologies obsolete;

•	impacts of the Company’s headcount reductions and other cost reduction measures, which may include operational and strategic challenges, and the potential for additional cost reduction measures;

•

changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates, and economic volatility and uncertainty arising from dynamic trade policies, including tariffs and retaliatory tariffs, and market reactions to such policies;

•	dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on the Company’s ability to execute on its business plan;

•	the Company’s assessment of the period of time through which its financial resources will be adequate to support operations; and

•

other important risks and uncertainties described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 17, 2026, as they may be updated or supplemented from time-to-time in the Company’s subsequent reports on Forms 10-Q and 8-K filed with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any forward-looking statement made by the Company in this prospectus supplement is based only on information currently available to the Company and speaks only as of the date hereof. Cibus does not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of this prospectus supplement, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

You should read this prospectus supplement together with the documents Cibus has filed with the SEC that are incorporated by reference and any free writing prospectus that Cibus may authorize for use in connection with this offering completely and with the understanding that Cibus’ actual future results may be materially different from what Cibus currently expects. Cibus qualifies all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Cibus may issue and sell shares of its Class A Common Stock having aggregate gross sales proceeds of up to $50,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of Class A Common Stock sold and the market price at which such shares are sold. There can be no assurance that Cibus will sell any shares under or fully utilize the Sales Agreement as a source of financing.

Cibus currently intends to use the net proceeds from this offering for working capital and general corporate purposes, including to fund further development of its weed management traits in Rice and facilities-related costs and expenses.

Cibus may find it necessary or advisable to use the net proceeds for other purposes and Cibus’ management retains broad discretion regarding the use of the net proceeds from this offering, including discretion over the amounts and timing of any actual expenditures.

Pending Cibus’ use of the net proceeds from this offering, Cibus intends to invest the net proceeds in marketable securities that may include investment-grade interest-bearing securities, money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government in accordance with Cibus’ investment policy.

DIVIDEND POLICY

Cibus has never declared or paid any cash dividends on Cibus’ capital stock. Cibus currently intends to retain any future earnings to invest in Cibus’ business and does not expect to pay any dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of Cibus’ board of directors and will depend on Cibus’ financial condition, operating results, capital requirements and general business conditions and other factors that Cibus’ board of directors may deem relevant.

DESCRIPTION OF CAPITAL STOCK

General

The Company’s total number of authorized shares of capital stock consists of (i) 210,000,000 shares of Class A Common Stock, (ii) 90,000,000 shares of Class B Common Stock, and (iii) 10,000,000 shares of preferred stock, par value of $0.0001 per share (“Preferred Stock”). As of May 8, 2026, the Company had outstanding 76,331,634 shares of Class A Common Stock (excluding 52,045 restricted shares of Class A Common Stock, which are outstanding, but remain subject to vesting), no shares of Class B Common Stock and no shares of Preferred Stock.

Class A Common Stock

The Class A Common Stock is listed on Nasdaq under the symbol “CBUS.” The transfer agent and registrar for the Class A Common Stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent’s address is 1155 Long Island Avenue, Edgewood, NY 11717.

The material terms of the Class A Common Stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

DILUTION

If you invest in Cibus’ Class A Common Stock in this offering, you may experience immediate and substantial dilution to the extent of the difference between the price per share paid in this offering and the adjusted net tangible book value (deficit) per share of Cibus’ common stock after giving effect to this offering.

The Company’s net tangible book value (deficit) as of March 31, 2026 was $(228.3) million, or $(2.99) per share of Class A Common Stock. Net tangible book value (deficit) per share Class A Common Stock is determined by dividing Cibus’ total tangible assets, less total liabilities, by the number of shares of Class A Common Stock outstanding as of March 31, 2026. Dilution with respect to net tangible book value (deficit) per share of Class A Common Stock represents the difference between the amount per share paid by purchasers of shares of Class A Common Stock in this offering and the net tangible book value (deficit) per share of Class A Common Stock immediately after this offering.

After giving effect to the sale of 33,333,333 shares of Cibus’ Class A Common Stock in the aggregate gross amount of approximately $50,000,000 in this offering at an assumed offering price of $1.50, and after deducting commissions and estimated initial offering expenses payable by Cibus, Cibus’ as adjusted net tangible book deficit as of March 31, 2026 would have been approximately $(180.1) million, or $(1.64) per share of Class A Common Stock. This represents an immediate increase in net tangible book value of $1.35 per share to existing stockholders and immediate dilution in net tangible book deficit of $3.14 per share to new investors purchasing Class A Common Stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share of Class A Common Stock		$1.50
Net tangible book value (deficit) per share as of March 31, 2026	$(2.99)
Increase in net tangible book value per share attributable to this offering	$1.35

As adjusted net tangible book value (deficit) per share as of March 31, 2026, after giving effect to this offering		$(1.64)

Dilution per share to investors purchasing Class A Common Stock		$3.14

The information above is supplied for illustrative purposes only. The shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on 76,345,736 shares of Class A Common Stock (inclusive of 62,641 shares of restricted Class A Common Stock, which are outstanding, subject to vesting conditions) outstanding as of March 31, 2026 and no shares of Class B Common Stock outstanding as of March 31, 2026 and excludes, in each case as of that date (unless otherwise indicated):

•	1,434,633 shares of Class A Common Stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $27.48 per share;

•	1,171,264 shares of Class A Common Stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	5,305,236 shares of Class A Common Stock reserved for future issuance under the Company’s equity compensation plan;

•	158,483 shares of Class A Common Stock issuable upon exercise of outstanding common warrants to purchase Class A Common Stock, each with an exercise price of $69.04 per share of Class A Common Stock;

•

1,298,040 shares of Class A Common Stock issuable upon exercise of outstanding common warrants to purchase Class A Common Stock, of which 1,198,040 have an exercise price of $2.50 per share and 100,000 have an exercise price of $10.00 per share;

•	9,040,000 shares of Class A Common Stock issuable upon exercise of outstanding common warrants, each with an exercise price of $2.50 per share of Class A Common Stock; and

•	400,000 shares of Class A Common Stock issuable upon exercise of outstanding pre-funded warrants, each with an exercise price of $0.0001.

The above illustration of dilution per share of Class A Common Stock to investors participating in this offering assumes, no exercise of outstanding Existing Warrants, no exercise of outstanding options, no further issuance of shares upon vesting of outstanding restricted stock units, no vesting of outstanding shares of restricted Class A Common Stock and no further issuances under the Company’s equity compensation. To the extent that any of the foregoing has occurred, or will occur, there will be further dilution to new investors.

Sales of shares of the Company’s Class A Common Stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act from time to time and, therefore, the price of any such securities sold may vary. An increase of $1.00 per share in the price at which the shares of Class A Common Stock are sold from the assumed offering price of 1.50 per share shown in the table above, assuming all of the Company’s Class A Common Stock in the aggregate amount of $50,000,000 is sold during the term of the Sales Agreement at that price of $2.50 per share, would decrease the Company’s as adjusted net tangible book value per share after the offering to $(1.87) per share and would represent immediate dilution in net tangible book deficit per share to new investors in this offering of $4.37 per share, after deducting commissions and estimated initial offering expenses payable by the Company. A decrease of $1.00 per share in the price at which the shares of common stock are sold from the assumed offering price of $1.50 per share shown in the table above, assuming all of the Company’s Class A Common Stock in the aggregate amount of $50,000,000 is sold during the term of the Sales Agreement at that price of $0.50 per share, would increase the Company’s as adjusted net tangible book value per share after the offering to $(1.02) per share and would represent immediate dilution in net tangible book deficit per share to new investors in this offering of $1.52 per share, after deducting commissions and estimated offering expenses payable by Cibus. This information is supplied for illustrative purposes only.

PLAN OF DISTRIBUTION

Cibus has entered into the Sales Agreement, under which Cibus may offer and sell up to $50,000,000 of Cibus’ Class A Common Stock from time to time through Jefferies acting as agent. Sales of shares of Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time Cibus wishes to issue and sell shares of Cibus’ Class A Common Stock under the Sales Agreement, it will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once Cibus has so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell shares of Class A Common Stock are subject to a number of conditions that Cibus must meet.

The settlement of sales of shares between Cibus and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of shares of Class A Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as Cibus and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cibus will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds Cibus receives from each sale of shares of Class A Common Stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to the Company, if any, are not determinable at this time. In addition, Cibus has agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel payable in the amount of up to $25,000 in connection with each diligence bring-down thereafter and up to $40,000 in connection with certain events which may require the filing of a new registration statement, prospectus or prospectus supplement in connection with the Sales Agreement. Cibus estimates that the total initial expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $265,000. The remaining sale proceeds, after deducting any other transaction fees, will equal Cibus’ net proceeds from the sale of such shares.

Jefferies will provide written confirmation to Cibus before the open on Nasdaq on the day following each day on which shares of Class A Common Stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to Cibus.

In connection with the sale of shares of Class A Common Stock on Cibus’ behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. Cibus has agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. Cibus has also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of shares of Class A Common Stock pursuant to the Sales Agreement will terminate as permitted therein. Cibus and Jefferies may each terminate the Sales Agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for Cibus and Cibus’ affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade Cibus’ securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

Subject to the limitations, assumptions and qualifications described herein, the following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of Class A Common Stock acquired pursuant to this offering by Non-U.S. Holders (as defined below). Prospective holders of the Class A Common Stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Class A Common Stock. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing U.S. Treasury regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and Cibus has not obtained, nor does it intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of the Class A Common Stock.

This discussion addresses only those shares of Class A Common Stock that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) by holders that acquired such Class A Common Stock pursuant to this offering. This discussion does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. It does not address holders that are subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	brokers or dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons who hold any of the Class A Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•	persons deemed to sell any of the Class A Common Stock under the constructive sale provisions of the Code;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (or investors in such entities or arrangements);

•	regulated investment companies or real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	U.S. expatriates and former citizens or former long-term residents of the United States; or

•	holders that acquire the Class A Common Stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

If a holder is a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes), the U.S. federal income tax treatment of a partner or beneficial owner will generally depend on the status of such partner or beneficial owner and the entity’s activities. Partnerships, partners and beneficial owners in partnerships or other pass-through entities should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the Class A Common Stock.

For purposes of this discussion, a “U.S. person” is a beneficial owner of the Class A Common Stock, that, for U.S. federal income tax purposes is, or is treated as:

•	an individual that is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

As used herein, the term “Non-U.S. Holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of the Class A Common Stock that is, for U.S. federal income tax purposes, not a U.S. person.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A COMMON STOCK.

Distributions on the Class A Common Stock

Cibus does not anticipate declaring or paying any cash dividends to holders of Cibus’ Class A Common Stock in the foreseeable future. However, distributions of cash or other property (other than certain distributions of stock) on the Class A Common Stock will constitute dividends to the extent paid out of Cibus’ current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of Cibus’ current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock, but not below zero. Any excess will be subject to the treatment as described below under “— Gain on the Sale, Exchange or Other Taxable Disposition of the Class A Common Stock.”

Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30-percent rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, the Non-U.S. Holder will be required to provide Cibus or Cibus’ paying agent with a properly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, certifying under penalties of perjury that the Non-U.S. Holder is not a U.S. person and is eligible for the benefits under the applicable income tax treaty. These forms may need to be periodically updated. If a Non-U.S. Holder holds the Class A Common Stock through a financial institution or other intermediary, the Non-U.S. Holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty who fails to timely provide an IRS Form W-8BEN or W-8BEN-E (or appropriate successor form), as applicable, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. person. In this case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or appropriate successor form) in order to claim an exemption from withholding. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to a U.S. person. Dividends received by a corporate Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may be subject to an additional branch profits tax at a 30-percent rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Class A Common Stock, including the possible imposition of the branch profits tax.

Gain on the Sale, Exchange or Other Taxable Disposition of the Class A Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of the Class A Common Stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States),

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

Cibus is or has been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the Non-U.S. Holder is not eligible for an exemption under an applicable income tax treaty.

Cibus believes that it is not, and does not anticipate becoming, a United States real property holding corporation. Even if Cibus is or has been a United States real property holding corporation during the specified testing period, as long as Cibus’ Class A Common Stock is regularly traded on an established securities market (such as the Nasdaq Capital Market) at any time during the calendar year in which the disposition occurs, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of the Class A Common Stock if the Non-U.S. Holder does not own or has not owned (actually or constructively) more than 5 percent of Cibus’ Class A Common Stock at any time during the shorter of the two periods mentioned above. Non-U.S. Holders are urged to consult their tax advisors regarding the application of this regularly traded exception, including the effect of holding warrants or other rights to acquire Class A Common Stock on the calculation of the 5-percent threshold.

In addition, although a 15% withholding tax generally applies to gross proceeds from the sale, exchange or other taxable disposition of the stock of a United States real property holding company, such 15% withholding tax generally will not apply to the disposition of the Class A Common Stock so long as Cibus’ Class A Common Stock is regularly traded on an established securities market. However, the exception described in the previous sentence may not apply to certain dispositions of the Class A Common Stock if the Non-U.S. Holder exceeds the 5-percent threshold mentioned above.

If a Non-U.S. Holder recognizes gain on a sale, exchange or other taxable disposition of the Class A Common Stock that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the

United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates generally applicable to a U.S. person. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder may also be subject to the branch profits tax at a 30-percent rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Class A Common Stock, including the possible imposition of the branch profits tax.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on the Class A Common Stock. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Unless a Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale, exchange or other taxable disposition of the Class A Common Stock to or through the U.S. office (and, in certain cases, the foreign office) of a broker.

A Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24 percent) on payments on the Class A Common Stock or on the proceeds from a sale, exchange or other taxable disposition of the Class A Common Stock unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a U.S. person or otherwise establishes an exemption. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty (including properly certifying non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 (or appropriate successor form)) generally will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that a holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. Non-U.S. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

Provisions of the Code commonly referred to as “FATCA” generally require withholding of 30 percent on payments of dividends on the Class A Common Stock, as well as payments of gross proceeds of dispositions of the Class A Common Stock, to a “foreign financial institution” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies. However, the IRS has issued proposed U.S. Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of dividends). Pursuant to the preamble to the proposed U.S. Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final U.S. Treasury regulations are issued or the proposed U.S. Treasury regulations are withdrawn. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investments in the Class A Common Stock.

Cibus will not pay any additional amounts to Non-U.S. Holders with respect to any amounts withheld, including pursuant to FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

Jones Day, New York, New York, will pass upon the validity of the securities offered hereby. Certain legal matters will be passed upon for Jefferies LLC by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of Cibus, Inc. (the Company) as of December 31, 2025 and 2024, and for the years then ended incorporated by reference in this prospectus supplement, have been so incorporated in reliance upon the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Cibus filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about Cibus and the securities offered hereby, Cibus refers you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Cibus is subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, is required to file periodic reports, proxy statements and other information with the SEC. Cibus files annual, quarterly and current reports, proxy statements and other information with the SEC. Cibus’ SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

Cibus makes available free of charge, on or through the investor relations section of Cibus’ website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. The information found on Cibus’ website, www.cibus.com, other than as specifically incorporated by reference in this prospectus supplement, is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Cibus to “incorporate by reference” information that Cibus files with them. Incorporation by reference allows Cibus to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that Cibus files later with the SEC will automatically update and supersede this information. Cibus filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about Cibus and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents Cibus is incorporating by reference are (other than those documents or the portions of those documents not deemed to be filed):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026;

•	the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 14, 2026;

•

the Company’s Current Reports on Form 8-K filed on January 6, 2026, January  28, 2026, January  30, 2026, March  27, 2026 and April 10, 2026 (in each case, excluding any information furnished and not filed with the SEC); and

•

the description of Cibus’ Class  A Common Stock contained in Cibus’ Registration Statement on Form 8-A, filed on July 20, 2017, as the description therein has been updated and superseded by the description of capital stock contained in Exhibit 99.1 to Cibus’ Current Report on Form 8-K filed with the SEC on June 29, 2023, including any amendments or reports filed for the purpose of updating the description.

Cibus also incorporates by reference any future filings (other than, in each case, documents (or portions thereof) or information deemed to have been “furnished” and not “filed” in accordance with SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document Cibus previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon request, Cibus will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus are delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits Cibus has specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning Cibus at the following:

Cibus Inc.

6455 Nancy Ridge Drive

San Diego, CA 92121

Telephone: (858) 450-0008

Attention: Investor Relations

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of Cibus’ website at www.cibus.com. Other than such documents, information contained on Cibus’ website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider any information on, or that can be accessed from, Cibus’ website as part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement Cibus filed with the SEC. Cibus has incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS

Cibus, Inc.

$200,000,000

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Units

This prospectus relates to the offer and sale by Cibus, Inc. (“Cibus” or the “Company”) of up to an aggregate $200,000,000 of the securities identified above (the “securities”) of the Company.

This prospectus provides you with a general description of the securities offered hereby, including the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and the general manner in which the Company will offer such securities. More specific terms of any securities that the Company offers may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, the Company may supplement, update or change any of the information contained in this prospectus by incorporating information by reference into this prospectus.

The Company may offer and sell these securities separately or in combination from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the Company’s offerings, including at prevailing market prices or at prices negotiated with buyers. The Company may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which the Company may offer the securities. Each time securities are offered, the Company may provide a prospectus supplement that will contain specific information about the terms of that offering. For example, any specific allocation of the net proceeds of an offering of securities to a specific purpose and any commissions or discounts payable to agents, dealers or underwriters will be determined at the time of the offering and will be described in any applicable prospectus supplement.

The Company’s Class A Common Stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CBUS”. The closing price for the Company’s Class A Common Stock on May 21, 2026 was $1.38 per share, as reported on Nasdaq.

Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the applicable prospectus supplement and the documents incorporated by reference for a discussion of facts you should carefully consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2026.

The Company has not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus the Company has prepared. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its date. Cibus’ business, financial condition, results of operations and prospects may have changed since such date.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Company may sell any combination of the securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $200,000,000. This prospectus generally describes Cibus, Inc. and the Company’s securities, including the Company’s Class A Common Stock. The Company may use the shelf registration statement to sell the listed securities from time to time through any means described in the section entitled “Plan of Distribution.”

More specific terms of any securities the Company offers may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered, any specific allocation of the net proceeds of an offering of securities to a specific purpose and other terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of securities will be made in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

The Company has made these forward-looking statements in reliance on the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance or achievements. In some cases, you can identify these statements by forward-looking words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “scheduled,” “should,” “targets,” “will,” “would,” or the negative of these terms and other similar terminology. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are predictions and trends based on the Company’s current expectations, objectives and intentions and are premised on current assumptions.

The Company’s actual results, level of activity, performance or achievements could be materially different from those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to:

•	the Company’s need for additional near term funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all;

•	changes in expected or existing competition;

•	challenges to the Company’s intellectual property protection and unexpected costs associated with defending intellectual property rights;

•	increased or unanticipated time and resources required for the Company’s development efforts for its priority opportunities in Rice and biofragrance products and sustainable ingredients;

•	the Company’s reliance on third parties in connection with its development activities and for commercialization;

•	challenges associated with the Company’s ability to effectively license its productivity traits and sustainable ingredient products;

•	the risk that farmers do not recognize the value in germplasm containing the Company’s traits or that farmers and processors fail to work effectively with crops containing the Company’s traits;

•	delays or disruptions in the Company’s platform or trait product development efforts;

•	the inability to identify partners to fund the Company’s non-Rice productivity trait portfolio;

•	challenges that arise in respect of the Company’s production of high-quality plants and seeds cost effectively on a large scale;

•	the Company’s dependence on distributions from Cibus Global, LLC (“Cibus Global”) to pay taxes and cover its corporate and overhead expenses;

•	regulatory developments that disfavor or impose significant burdens on gene editing processes or products;

•	delays and uncertainties regarding regulatory developments in the European Union;

•	the Company’s ability to achieve commercial success;

•	commodity prices and other market risks facing the agricultural sector;

•	technological developments that could render the Company’s technologies obsolete;

•	impacts of the Company’s headcount reductions and other cost reduction measures, which may include operational and strategic challenges, and the potential for additional cost reduction measures;

•

changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates, and economic volatility and uncertainty arising from dynamic trade policies, including tariffs and retaliatory tariffs, and market reactions to such policies;

•	dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on the Company’s ability to execute on its business plan;

•	the Company’s assessment of the period of time through which its financial resources will be adequate to support operations; and

•

other important risks and uncertainties described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 17, 2026, as they may be updated or supplemented from time-to-time in the Company’s subsequent reports on Forms 10-Q and 8-K filed with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity. Therefore, you should not place undue reliance on any of these forward-looking statements.

Any forward-looking statement made by the Company in this prospectus is based only on information currently available to the Company and speaks only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of this prospectus, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

INFORMATION ABOUT THE COMPANY

Company Overview

Cibus is a leading agricultural biotechnology company that primarily uses proprietary gene editing technologies to develop plant traits, which are specific genetic characteristics in the DNA of a plant’s seed. Plant traits, or characteristics, influence how a resulting plant functions and/or interacts with its environment. The Company produces these edited plant traits by a unique process that is endeavoring to change the scale and speed of plant breeding for many major agricultural crops. Over the course of its history, Cibus has developed a proprietary time bound and predictable gene editing platform referred to as the Rapid Trait Development System™ (“RTDS®”). This system allows the Company to edit gene targets that are the basis of novel traits that can be integrated into its customers’ best or elite seed genetics in as little as one year. The Company’s primary trait business opportunities continue to broaden as key jurisdictions around the world more closely align gene editing regulatory policies with those already in place for conventional breeding.

In the near term, Cibus’ priority pipeline program centers on Rice herbicide tolerance (HT) traits. Alongside its Rice program, Cibus also continues to advance its sustainable ingredients program, including lauric oils and bio fragrance products, the development of which is currently partially partner-funded and/or supported by a consumer-packaged goods partner. Management estimates that Cibus’ bio-fragrance business has a peak annual revenue potential of approximately $20-40 million, within a global bio-fragrance industry that has the potential to grow to become an approximately $75 billion market by 2030. The Company retains the rights to the remainder of its productivity trait portfolio and will opportunistically pursue partner-funded projects in such traits until such time as the Company’s capital resources are sufficient to efficiently support a more robust development effort.

Corporate Structure

Cibus, Inc. is a holding company with substantially all of its assets and operations conducted through Cibus Global and its subsidiaries. The Company’s sole material asset consists of its interest in Cibus Global. Cibus, Inc. is the sole managing member of Cibus Global and is responsible for all operational, management and administrative decisions relating to Cibus Global’s business and consolidates the financial results of Cibus Global and its subsidiaries.

Implications of Being a Smaller Reporting Company

Cibus, Inc. is a “smaller reporting company” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”). The Company may continue to be a smaller reporting company even though the Company no longer qualifies as an “emerging growth company.” As a smaller reporting company, the Company is exempt from the auditor attestation requirements of the Sarbanes-Oxley Act of 2002 and may also take advantage of certain scaled disclosure accommodations. The Company may remain a smaller reporting company until the fiscal year following the determination that its common stock held by non-affiliates is $250 million or more (measured on the last business day of the Company’s second fiscal quarter) or its annual revenues are $100 million or more during the most recently completed fiscal year and the Company’s common stock held by non-affiliates is $700 million or more (measured on the last business day of the Company’s second fiscal quarter).

Company Information

The Company’s Class A Common Stock trades on Nasdaq under the symbol “CBUS.” The Company’s principal executive offices are located at 6455 Nancy Ridge Drive, San Diego, CA 92121 and the Company’s telephone number is (858) 450-0008. The Company’s filings with the SEC are posted on its corporate website at www.cibus.com. The information found on the Company’s website is not part of this prospectus.

RISK FACTORS

An investment in the Company’s securities involves a high degree of risk. You should carefully consider those risk factors described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2026, as they may be updated or supplemented from time-to-time in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents Cibus incorporates by reference, in evaluating an investment in the Company’s securities. The Company’s business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to the Company or that it currently considers immaterial. The trading price of the Company’s Class A Common Stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in the Company’s securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise provided in any applicable prospectus supplement, Cibus intends to use the net proceeds it receives from the sale of securities for general corporate purposes. General corporate purposes may include research and development costs, the acquisitions or in-licensing of traits or technologies, repayment and refinancing of debt, working capital and capital expenditures. As a result, management will retain broad discretion over the allocation of net proceeds of any offering.

The specific allocation of the net proceeds of an offering of securities to a specific purpose if any, will be determined at the time of the offering and will be described in any applicable prospectus supplement.

PLAN OF DISTRIBUTION

The Company may use one or more of the following methods when selling securities under this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	broker-dealers may agree to sell a specified number of such stock at a stipulated price per share;

•

block trades (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	short sales and delivery of shares of the Company’s Class A Common Stock to close out short positions;

•	sales by broker-dealers of shares of the Company’s Class A Common Stock that are loaned or pledged to such broker-dealers;

•	“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

•	as dividends or through a distribution of subscription rights to the Company’s existing security holders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Company may prepare prospectus supplements that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

The Company may fix a price or prices of the Company’s securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

The Company may change the price of the securities offered from time to time.

The Company may sell securities through brokers, dealers, agents or underwriters, who may act on a best-efforts basis for a specified period of appointment or on a firm commitment basis.

If the Company uses underwriters in an offering, the Company may execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If the Company uses an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If the Company uses underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, the Company may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from the Company and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The Company may identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. The Company may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for the Company in the ordinary course of business.

If so indicated in a prospectus supplement, the Company may authorize underwriters or other persons acting as its agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. The Company may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

In addition, the Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or borrowed from it or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, the Company may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in the Company’s securities or in connection with a concurrent offering of other securities.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if a purchaser wishes to trade securities on any date prior to the second business day before the original issue date for such securities, the purchaser will be required, by virtue of the fact that such securities initially are expected to settle in more than two scheduled business days after the trade date for such securities, to make alternative settlement arrangements to prevent a failed settlement. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Cibus can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of the Company’s capital stock does not purport to be complete and is subject to and qualified by reference to the Company’s second amended and restated certificate of incorporation (the Company’s “Amended and Restated Charter”) and the Company’s amended and restated bylaws (the Company’s “Amended Bylaws”). The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (the “DGCL”).

General

The Company’s total number of authorized shares of capital stock consists of (i) 210,000,000 shares of Class A Common Stock, (ii) 90,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and (iii) 10,000,000 shares of preferred stock, par value of $0.0001 per share (“Preferred Stock”). As of May 8, 2026, the Company had outstanding 76,331,634 shares of Class A Common Stock (excluding 52,045 restricted shares of Class A Common Stock, which are outstanding, but remain subject to vesting) and no shares of Class B Common Stock or Preferred Stock.

Class A Common Stock

Voting Rights. Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class A Common Stock have no voting power with respect to, and are not entitled to vote on, any amendment to the Amended and Restated Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under the Amended and Restated Charter or under the DGCL. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.

Holders of outstanding shares of Class A Common Stock are entitled to vote separately upon any amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) that would alter or change the powers, preferences or special rights of Class A Common Stock in a manner that is materially and disproportionately adverse as compared to the Class B Common Stock.

Dividend Rights. Holders of shares of Class A Common Stock are entitled to receive dividends when, as and if declared by the Company’s board of directors (the Company’s “Board”) out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Liquidation Rights. Upon its liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of shares of Class A Common Stock will be entitled to receive pro rata the remaining assets available for distribution.

All outstanding shares of Class A Common Stock are fully paid and non-assessable. The Class A Common Stock is not subject to further calls or assessments by us. Holders of shares of Class A Common Stock do not have preemptive, subscription or redemption rights. There is no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, powers, preferences and privileges of Class A Common Stock are subject to those of the holders of any shares of Class B Common Stock and Preferred Stock or any other series or class of stock the Company may authorize and issue in the future.

Class B Common Stock

No shares of Class B Common Stock are issued or outstanding.

Voting Rights. Holders of shares of Class B Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class B Common Stock have no voting power with respect to, and are not entitled to vote on, any amendment to the Amended and Restated Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under the Amended and Restated Charter or under the DGCL. The holders of Class B Common Stock do not have cumulative voting rights in the election of directors.

Holders of outstanding shares of Class B Common Stock are entitled to vote separately upon any amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) that would alter or change the powers, preferences or special rights of Class B Common Stock in a manner that is materially and disproportionately adverse as compared to the Class A Common Stock.

Holders of outstanding shares of Class B Common Stock are entitled to vote separately upon any (A) merger, consolidation, conversion, reorganization or similar event in connection with any transaction or series of transactions intended to result in the Company no longer being structured as an umbrella partnership C corporation (an “Up-C Reorganization Transaction”) or (B) amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) to effect an Up-C Reorganization Transaction.

Holders of the Shares vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of the Shares, as a single class with the holders of Preferred Stock) except as otherwise required in the Amended and Restated Charter or by applicable law.

Dividend Rights. Holders of Class B Common Stock do not have any right to receive dividends. In no event will any dividend be declared or made on any Shares unless (1) a corresponding dividend for all other Shares not so adjusted at the time outstanding is made in the same proportion and the same manner and (2) the dividend has been reflected in the same economically equivalent manner on all Shares. Dividends with respect to Shares may only be paid with shares of stock of the same class of common stock.

Liquidation Rights. Holders of Class B Common Stock do not have any right to receive a distribution upon liquidation, dissolution or winding up of the Company.

Retirement of Shares. No holder of Class B Common Stock may transfer shares of Class B Common Stock to any person unless such holder transfers a corresponding number of Cibus Global Common Units to the same person in accordance with the provisions of Cibus Global’s operating agreement (the “Cibus Global Amended Operating Agreement”). If any outstanding share of Class B Common Stock ceases to be held by a holder of the corresponding Cibus Global Common Unit, such share shall automatically and without further action on the part of the Company or any holder of Class B Common Stock be transferred to the Company for no consideration and retired.

Issuance of Cibus Global Common Units. To the extent common units of Cibus Global (“Cibus Global Common Units”) are issued pursuant to Cibus Global’s amended operating agreement to anyone other than the Company or a wholly owned subsidiary of Cibus, Inc., an equivalent number of shares of Class B Common Stock (subject to adjustment) will be issued at par to the same person to which such Cibus Global Common Units are issued.

Preferred Stock

No shares of Preferred Stock are issued or outstanding as of the date of this prospectus. The Amended and Restated Charter authorizes the Company’s Board to establish one or more series of Preferred Stock. The

Company’s Board will be able to determine, with respect to any series of Preferred Stock, the powers (including voting powers), and the designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of the Company’s Board.

Cibus has no current plans to pay dividends on the Company’s Class A Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Company’s Board and will depend on, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Company’s Board may deem relevant. Because Cibus, Inc. is a holding company and will have no direct operations, the Company may only be able to pay dividends from funds it receives from its subsidiaries.

Annual Stockholder Meetings

The Amended Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as may be designated by the Company’s Board or, in the absence of a designation by the Company’s Board, by the chair, the chief executive officer or the secretary. To the extent permitted under applicable law, the Company may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Amended and Restated Charter, the Amended Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Charter, the Amended Bylaws and certain provisions of the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s Board. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile or abusive change of control and enhance the ability of the Company’s Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the Shares held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which apply so long as the Company’s Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power of the Company’s capital stock or then outstanding number of shares of Class A Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Company’s Board will be authorized to generally issue shares of one or more series of Preferred Stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of the Company’s management. Moreover, the Company’s authorized but unissued shares of Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved Class A Common Stock or Preferred Stock may be to enable the Company’s Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Vacancies and Newly Created Directorships

The Amended and Restated Charter and the Amended Bylaws provide that any vacancies on the Company’s Board, and any newly created directorships, will be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, and any director so chosen will hold office until the earlier expiration of the term of office of the director whom he or she has replaced or his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal. No decrease in the number of directors shall shorten the term of any director then in office.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Charter does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the Company’s stock entitled to vote generally in the election of directors will be able to elect all directors.

Special Stockholder Meetings

The Amended and Restated Charter and the Amended Bylaws provide that special meetings of stockholders may be called only by the chair of the Company’s Board, the Company’s chief executive officer or at the direction of the Company’s Board pursuant to a written resolution adopted by a majority of the total number of directors that Cibus would have if there were no vacancies. Any business transacted at a special meeting of stockholders will be limited to matters set forth in the notice of the special meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or the Company’s management.

Director Nominations and Stockholder Proposals

The Amended Bylaws establish advance notice procedures with respect to stockholder nominations for the election as directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Amended Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Amended Bylaws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. The Company’s Amended and Restated Charter precludes stockholder action by written consent; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, may be effected by the consent in writing of the holders of a majority of the total voting power of the Class B Common Stock entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of holders of Class B Common Stock.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Company’s Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company’s Board. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Class A Common Stock and, as a consequence, they also may inhibit fluctuations in the market price of the Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

DGCL Section 203

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, including the circumstances where the Shares are, at the effective date of a merger or consolidation, either listed on a national securities exchange or held of record by more than 2,000 holders, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Amended and Restated Charter provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on the Company’s behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to it or its stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL or the Amended and Restated Charter or Amended Bylaws, or (iv) action asserting a claim governed by the internal affairs doctrine. This provision does not apply to any actions arising under the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in any of the Company’s securities shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Charter. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates the personal liability of directors and officers for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director or an officer. The effect of these provisions is to eliminate the Company’s rights and those of the Company’s stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any breaches of a director’s or officer’s duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for any transaction from which such director or officer derived an improper personal benefit.

The Amended and Restated Charter generally provides that the Company must defend, indemnify and advance expenses to the Company’s directors and officers to the fullest extent permitted or required by the DGCL. The Company may also be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Amended and Restated Charter and the Amended Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Cibus, Inc. and its stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Common Stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent’s address is 1155 Long Island Avenue, Edgewood, NY 11717.

DESCRIPTION OF DEPOSITARY SHARES

The Company may offer depositary shares (either separately or together with other securities) representing fractional interests in the Company’s preferred stock of any series. In connection with the issuance of any depositary shares, the Company may enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following the Company’s issuance of the preferred stock related to the depositary shares, the Company may deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on the Company’s behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

The Company may issue warrants for the purchase of the Company’s Class A Common Stock, Preferred Stock or any combination thereof. Warrants may be issued independently or together with the Company’s securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as the Company’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

•	the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

•	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

•	certain United States federal income tax consequences applicable to the warrants;

•	the amount of the warrants outstanding as of the most recent practicable date; and

•	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which the Company may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The Company may issue subscription rights to purchase common stock, preferred stock or any combination thereof. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, the Company may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights the Company offers, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for the Company’s common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number of shares and terms of the common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement into which the Company may enter in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if the Company offers subscription rights. You are urged to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

The Company may issue units comprising one or more securities described in this prospectus in any combination (but not securities of third parties) as specified in a related prospectus supplement or a free writing prospectus. Units may be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of any unit agreement or unit certificate, as applicable, relating to any particular issue of units will, if applicable, be filed with the SEC when the Company issues units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find Additional Information.”

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Jones Day, New York, New York, will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Cibus, Inc. (the Company) as of December 31, 2025 and 2024, and for the years then ended incorporated by reference in this prospectus, have been so incorporated in reliance upon the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by the Company with the SEC are also available on the Company’s website at www.cibus.com. The Company’s website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement the Company filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about the Company and its consolidated subsidiaries and the securities the Company is offering. Statements in this prospectus concerning any document the Company filed as an exhibit to the registration statement or that the Company otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Company “incorporates by reference” into this prospectus documents it files with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that the Company files subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that the Company files later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, the Company incorporates by reference into this prospectus the documents listed below and any filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing and prior to effectiveness of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been sold as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026;

•	the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 14, 2026;

•

the Company’s Current Reports on Form 8-K filed on January 6, 2026, January  28, 2026, January  30, 2026, March 27, 2026 and April 10, 2026 (in each case, excluding any information furnished and not filed with the SEC); and

•

the description of the Company’s Class A Common Stock contained in the Company’s Registration Statement on Form 8-A, filed on July 20, 2017, as the description therein has been updated and superseded by the description of capital stock contained in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2023, including any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling the Company at the following address:

6455 Nancy Ridge Drive

San Diego, CA 92121

Telephone: (858) 450-0008

Attention: Investor Relations

Up to $50,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

May 22, 2026